Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333‑274149 and 333-268534) and Form S‑8 (Nos. 333‑273807 and 333-257780) of Ascend Wellness Holdings, Inc. of our report dated March 13, 2024, relating to the consolidated financial statements of Ascend Wellness Holdings, Inc., appearing in this Annual Report on Form 10‑K of Ascend Wellness Holdings, Inc. for the year ended December 31, 2023.
/s/ Macias Gini & O'Connell LLP
San Jose, California
March 13, 2024